Exhibit 99.1

For Immediate Release

CHOICE HOTELS INTERNATIONAL EXCEEDS TOP END OF FULL YEAR GUIDANCE FOR EPS AND REPORTS LARGEST DOMESTIC PIPELINE IN COMPANY’S HISTORY

ROCKVILLE, Md. (Feb. 15, 2019) - Choice Hotels International, Inc. (NYSE: CHH), one of the world's largest hotel companies, today reported its results for the three months and year ended December 31, 2018. Highlights include:

•	Net income was $31.5 million for the fourth quarter 2018 and $216.4 million for the full year, representing diluted earnings per share (EPS) of $0.56 and $3.80, respectively.

•	Adjusted net income, excluding certain items described in Exhibit 6, increased 34 percent in 2018 to $221.5 million over the prior year.

•
The company’s full year adjusted EPS increased 34 percent over the prior full year period to $3.89, while full year adjusted earnings before interest, taxes, depreciation, and amortization (EBITDA) increased 14 percent over 2017 to $341 million.

•	The company exceeded the top end of its full year adjusted EBITDA guidance by $1 million and the top end of its fourth quarter and full year adjusted EPS guidance by $0.03 per share.

•	The company repurchased 1.9 million shares of common stock for an aggregate cost of $149 million for the full year 2018.

•	The company awarded 756 new domestic franchise contracts, making 2018 the company’s best development year in over a decade.

•
Total domestic pipeline of hotels awaiting conversion, under construction, or approved for development, as of December 31, 2018 surpassed 1,000 hotels, representing the largest domestic pipeline in the company’s history.

Additionally, during 2018, the company:

•	Achieved a 14 percent growth in the number of rooms in the company’s upscale brands, Cambria and Ascend as of December 31, 2018 from December 31, 2017.

•
Further strengthened its midscale presence by unveiling and awarding 21 domestic franchise agreements for Clarion Pointe, a midscale select-service brand extension of Clarion that meets strong demand from guests and hotel owners alike.

•	Awarded 161 new franchise agreements across the company’s extended stay portfolio of brands following the acquisition of WoodSpring Suites, the nation’s fastest-growing economy hotel brand.

•	Continued the $2.5 billion transformation of its flagship Comfort brand, which is progressing on schedule.

“Our strong 2018 performance represents more than a singular good year-it builds on years of success and validates our long-term focus,” said Patrick Pacious, president and chief executive officer, Choice Hotels. “As Choice celebrates 80 years in business, these impressive results are proof that investing in our current brands, launching new brands, and further enhancing our business-delivery capabilities have provided a runway for long-term growth.”

Additional details for the company’s 2018 fourth quarter and full year results are as follows:

Overall Results

•	Total revenues for the fourth quarter and full year 2018 were $245 million and $1 billion, respectively, an increase of 11 percent from the total revenues reported for the same periods of 2017.

•	Total hotel franchising revenues for full year 2018 increased 12 percent over the prior year to $483.4 million and increased 13 percent from the fourth quarter of the prior year to $114.5 million.

•
Adjusted EBITDA from hotel franchising activities for the full year was $346.6 million, a 14 percent increase from full year 2017. Adjusted EBITDA from hotel franchising activities for the fourth quarter was $77.5 million, a 12 percent increase from the fourth quarter of the prior year.

•	Adjusted EPS increased 29 percent in fourth quarter 2018 to $0.88 over the prior year fourth quarter.

Royalties

•
Full year domestic royalties increased 11 percent, to $354.7 million, from the same period of 2017. Domestic royalty fees for the fourth quarter totaled $80.3 million, a 10 percent increase from the fourth quarter of 2017.

•	The number of domestic franchised hotels and rooms, as of December 31, 2018, increased 6.6 percent and 9.0 percent, respectively, from December 31, 2017.

•	International franchised hotels and rooms as of December 31, 2018, increased 2.8 percent and 5.8 percent, respectively, from December 31, 2017.

•	Opened the 40th location, initiated a record number of ground-breakings and have 23 hotels under active construction for its upscale Cambria brand.

•	Opened the 1,600th domestic Quality brand hotel, proving its timelessness and consistent demand.

•	Effective domestic royalty rate for full year 2018 increased 14 basis points over the prior year and increased 11 basis points for the fourth quarter 2018 over the prior year fourth quarter.

•	Domestic systemwide revenue per available room (RevPAR) increased 0.7 percent and 1.2 percent for the fourth quarter and full year 2018, respectively, compared to the same periods of the prior year.

Development

•
New executed domestic franchise agreements totaled 287 in the fourth quarter of 2018, bringing the total full year executed domestic franchise agreements to 756, an increase of 7 percent over the prior year.

•
New domestic franchise agreements for the company’s extended-stay brands totaled 161 for the full year 2018, an increase of 156 percent (37 percent excluding WoodSpring Suites) from the comparable period of 2017.

•	New construction domestic franchise agreements increased 30 percent for full year 2018 compared to full year 2017.

•	The company awarded 155 new conversion domestic franchise agreements in the fourth quarter of 2018, bringing the total full year new conversion domestic franchise agreements to 434.

•
The company’s total domestic pipeline of hotels awaiting conversion, under construction, or approved for development, as of December 31, 2018, increased 20 percent to 1,026 hotels from December 31, 2017.

•	The new-construction domestic pipeline totaled 773 hotels at December 31, 2018, a 27 percent increase from December 31, 2017.

Use of Cash Flows

Dividends
During full year 2018, the company paid cash dividends totaling approximately $49 million. Based on the current quarterly dividend rate of $0.215 per share of common stock, the company expects to pay dividends totaling approximately $48 million during 2019.

Stock Repurchases
During full year 2018, the company repurchased approximately $149 million in shares of common stock under its stock repurchase program, as well as through repurchases from employees in connection with tax withholding and option exercises relating to awards under the company’s equity incentive plans. At December 31, 2018, the company had authorization to purchase up to 2.2 million additional shares of common stock under its share repurchase program.

Hotel Development & Financing
Pursuant to its program to encourage acceleration of the growth of the upscale Cambria Hotels brand, the company advanced approximately $105 million in support of the brand’s development during the year ended December 31, 2018. The company also recycled approximately $10 million of prior investments in Cambria Hotels development projects, resulting in net advances of $95 million for the year ended December 31, 2018. Advances under this program are primarily in the form of joint-venture investments, forgivable key-money loans, senior mortgage loans, development loans, and mezzanine lending, as well as through the operation of a land-banking program. As of December 31, 2018, the company had approximately $342 million reflected in its consolidated balance sheet pursuant to these financial support activities. With respect to lending and joint-venture investments, the company generally expects to recycle these loans and investments within a five-year period.

Revenue Recognition
Effective January 1, 2018, the company adopted the new revenue recognition standard (“ASC 606”) on a full retrospective basis. As a result, the condensed financial statements for the three months and year ended December 31, 2017, have been recast as if the new revenue standard had been adopted on January 1, 2016. The adoption of ASC 606 did not change the timing of cash flows or cash available for return to shareholders but did alter the timing of earnings recognition. In addition, the adoption of ASC 606 resulted in changes in classifications of certain items within the company’s financial statements. A discussion of the revenue recognition changes can be found in the 2017 Form 10-K the company filed on March 1, 2018, as well as the quarterly reports filed on Form 10-Q for the three, six and nine months ended in 2018 which are available on Choice’s Investor Relations website at http://investor.choicehotels.com/.

Outlook
The adjusted numbers in the company’s outlook exclude the net surplus or deficit generated from the company’s marketing and reservation system activities, as well as other items. See Exhibit 7 for the calculation of adjusted forecasted results and the reconciliation to the comparable GAAP measures.

•	Net income for full-year 2019 is expected to range between $193 million and $201 million, or $3.44 to $3.58 per diluted share.

•	Adjusted diluted EPS for full-year 2019 is expected to range between $4.00 to $4.13. The company expects full-year 2019 adjusted net income to range between $224 million and $232 million.

•	The company’s first quarter 2019 adjusted diluted EPS is expected to range between $0.72 to $0.76.

•	Adjusted EBITDA for full-year 2019 is expected to range between $354 million and $363 million

•	Net domestic unit growth for 2019 is expected to range between 2 percent and 3 percent.

•
Domestic RevPAR is expected to remain unchanged for the first quarter of 2019 against a strong comparable of 3.5 percent growth in the first quarter of 2018. Domestic RevPAR is expected to increase between 0.5 percent and 2.0 percent for full year 2019.

•	The domestic effective royalty rate is expected to increase between 8 and 12 basis points for full year 2019 as compared to full year 2018.

•	The effective tax rate is expected to be approximately 22 percent for first quarter and full-year 2019.

•
Adjusted diluted EPS estimates are based on the current number of shares of common stock outstanding and, therefore, do not reflect any subsequent changes that may occur due to new equity grants or further repurchases of common stock under the company’s stock repurchase program.

Conference Call
Choice Hotels International will conduct a conference call on Friday, February 15, 2019, at 10:00 a.m. ET to discuss the company’s 2018 fourth quarter and full-year earnings results. The dial-in number to listen to the call domestically is 888-349-0087 and the number for international participants is 1-412-902-6767. A live webcast will also be available on the company’s investor relations website, http://investor.choicehotels.com/, and can be accessed via the Events and Presentations tab.

About Choice Hotels
Choice Hotels International, Inc. (NYSE: CHH) is one of the largest and most successful lodging franchisors in the world. With more than 7,000 hotels, representing nearly 570,000 rooms, in over 40 countries and territories as of December 31, 2018, the Choice® family of hotel brands provide business and leisure travelers with a range of high-quality lodging options from limited service to full-service hotels in the upscale, midscale, extended-stay and economy segments. The award-winning Choice Privileges® loyalty program offers members benefits ranging from everyday rewards to exceptional experiences. For more information, visit www.choicehotels.com.

Forward-Looking Statements
Certain matters discussed in this press release constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Generally, our use of words such as “expect,” “estimate,” “believe,” “anticipate,” “should,” “will,” “forecast,” “plan,” “project,” “assume,” or similar words of futurity identify such forward-looking statements. These forward-looking statements are based on management's current beliefs, assumptions, and expectations regarding future events, which, in turn, are based on information currently available to management. Such statements may relate to projections of the company’s revenue, earnings, and other financial and operational measures, company debt levels, ability to repay outstanding indebtedness, payment of dividends, repurchases of common stock, future operations, and expected benefits from the Tax Cuts and Jobs Act, among other matters. We caution you not to place undue reliance on any such forward-looking statements. Forward-looking statements do not guarantee future performance and involve known and unknown risks, uncertainties, and other factors.

Several factors could cause actual results, performance, or achievements of the company to differ materially from those expressed in or contemplated by the forward-looking statements. Such risks include, but are not limited to, changes to general, domestic, and foreign economic conditions; foreign currency fluctuations; operating risks common in the lodging and franchising industries; changes to the desirability of our brands as viewed by hotel operators and customers; changes to the terms or termination of our contracts with franchisees; our ability to keep pace with improvements in technology utilized for marketing and reservations systems and other operating systems; our ability to grow our franchise system; exposure to risks related to our hotel-development and financing activities; fluctuations in the supply and demand for hotels rooms; our ability to realize anticipated benefits from acquired businesses; the level of acceptance of alternative growth strategies we may implement; operating risks associated with our international operations; the outcome of litigation; and our ability to manage our indebtedness. These and other risk factors are discussed in detail in the company's filings with the Securities and Exchange Commission, including our annual reports filed on Form 10-K and our quarterly reports filed on Form 10-Q. Except as may be required by law, we undertake no obligation to update publicly or revise any forward-looking statement, whether as a result of new information, future events, or otherwise.

Non-GAAP Financial Measurements
The company evaluates its operations utilizing the performance metrics of Adjusted EBITDA, hotel franchising revenues, adjusted hotel franchising SG&A, adjusted EBITDA from hotel franchising activities, adjusted hotel franchising margins, adjusted net income, and adjusted diluted EPS, which are all non-GAAP financial measurements. These measures, which are reconciled to the comparable GAAP measures in Exhibit 6, should not be considered as an alternative to any measure of performance or liquidity as promulgated under or authorized by GAAP, such as net income, EPS, total revenues, and operating margins. The company’s calculation of these measurements may be different from the calculations used by other companies and therefore comparability may be limited.

We discuss management’s reasons for reporting these non-GAAP measures and how each non-GAAP measure is calculated below.

In addition to the specific adjustments noted below with respect to each measure, the non-GAAP measures presented herein also exclude acquisition-related transition and transaction costs, costs associated with the acceleration of the company’s executive succession plan, impairment of below-market lease intangibles, impairment of goodwill related to the company’s operations that provide Software as a Service (“SaaS”) technology solutions to vacation-rental management companies, loan impairments, estimated one-time transition taxes on tax legislation enacted into law on December 22, 2017, and debt-restructuring costs to allow for period-over-period comparison of ongoing core operations before the impact of these discrete and infrequent charges.

Adjusted Earnings Before Interest, Taxes, Depreciation, and Amortization: Adjusted EBITDA reflects net income excluding the impact of interest expense, interest income, provision for income taxes, depreciation and amortization, franchise-agreement acquisition cost amortization, other (gains) and losses, equity in net income (loss) of unconsolidated affiliates, mark-to-market adjustments on non-qualified retirement plan investments, and surplus or deficits generated by marketing and reservation-system activities. We consider adjusted EBITDA to be an indicator of operating performance because it measures our ability to service debt, fund capital expenditures, and expand our business. We also use adjusted EBITDA, as do analysts, lenders, investors, and others, to evaluate companies because it excludes certain items that can vary widely across industries or among companies within the same industry. For example, interest expense can be dependent on a company’s capital structure, debt levels, and credit ratings. Accordingly, the impact of interest expense on earnings can vary significantly among companies. The tax positions of companies can also vary because of their differing abilities to take advantage of tax benefits and because of the tax policies of the jurisdictions in which they operate. As a result, effective tax rates and provision for income taxes can vary considerably among companies. Adjusted EBITDA also excludes depreciation and amortization because companies utilize productive assets of different ages and use different methods of both acquiring and depreciating productive assets or amortizing franchise-agreement acquisition costs. These differences can result in considerable variability in the relative asset costs and estimated lives and, therefore, the depreciation and amortization expense among companies. Mark-to-market adjustments on non-qualified retirement-plan investments recorded in SG&A are excluded from EBITDA, as the company accounts for these investments in accordance with accounting for deferred-compensation arrangements when investments are held in a rabbi trust and invested. Changes in the fair value of the investments are recognized as both compensation expense in SG&A and other gains and losses. As a result, the changes in the fair value of the investments do not have a material impact on the company’s net income. Surpluses and deficits generated from marketing and reservation activities are excluded, as the company’s franchise agreements require the marketing and reservation-system revenues to be used exclusively for expenses associated with providing franchise services such as central reservation and property-management systems, reservation delivery, and national marketing and media advertising. Franchisees are required to reimburse the company for any deficits generated from these marketing and reservation-system activities and the company is required to spend any surpluses generated in future periods. Since these activities will be managed to break-even over time, quarterly or annual surpluses and deficits have been excluded from the measurements utilized to assess the company’s operating performance.

Adjusted Net Income and Adjusted Diluted Earnings Per Share: Adjusted net income and diluted EPS excludes the impact of surpluses or deficits generated from marketing and reservation-system activities. Surpluses and deficits generated from marketing and reservation activities are excluded, as the company’s franchise agreements require the marketing and reservation system revenues to be used exclusively for expenses associated with providing franchise services, such as central reservation and property-management systems, reservation delivery, and national marketing and media advertising. Franchisees are required to reimburse the company for any deficits generated from these marketing and reservation-system activities and the company is required to spend any surpluses generated in future periods. Since these activities will be managed to break-even over time, quarterly or annual surpluses and deficits have been excluded from the measurements utilized to assess the company’s operating performance. We consider adjusted net income and adjusted diluted EPS to be indicators of operating performance because excluding these items allows for period-over-period comparisons of our ongoing operations.

Hotel Franchising Revenues, Adjusted Hotel Franchising EBITDA, Adjusted Hotel Franchising SG&A, and Margins: The company reports hotel-franchising revenues, adjusted hotel franchising EBITDA, adjusted franchising hotel SG&A, and margins, which exclude marketing and reservation-system activities; the SkyTouch Technology division; vacation rental activities, including operations that provide SaaS technology solutions to vacation-rental management companies; and revenue generated from the ownership of an office building that is leased to a third party. These non-GAAP measures are commonly used measures of performance in our industry and facilitate comparisons between the company and its competitors. Marketing and reservation-system activities are excluded, as the company’s franchise agreements require the marketing and reservation-system revenues to be used exclusively for expenses associated with providing franchise services, such as central reservation and property-management systems, reservation delivery, and national marketing and media advertising. Franchisees are required to reimburse the company for any deficits generated from these marketing and reservation-system activities and the company is required to spend any surpluses generated in future periods. Since these activities will be managed to break-even over time, quarterly or annual surpluses and deficits have been excluded from the measurements utilized to assess the company’s operating performance. SkyTouch Technology is a division of the company that develops and markets cloud-based technology products, including inventory management, pricing, and connectivity to third-party channels and hoteliers not under franchise agreements with the company. The operations for SkyTouch Technology and our vacation-rental activities are excluded since they do not reflect the company’s core franchising business but are adjacent, complementary lines of business.

Contacts
Scott Oaksmith, Senior Vice President, Finance & Chief Accounting Officer
301-592-6659
Oscar Oliveros, Investor Relations Director
301-628-4360

© 2019 Choice Hotels International, Inc. All rights reserved.

Choice Hotels International, Inc. and Subsidiaries							Exhibit 1
Consolidated Statements of Income
(Unaudited)

	Three Months Ended December 31,				Year Ended December 31,
			Variance				Variance
	2018	2017	$	%	2018	2017	$	%
(In thousands, except per share amounts)

REVENUES

Royalty fees	$85,750	$78,530	$7,220	9%	$376,676	$341,745	$34,931	10%
Initial franchise and relicensing fees	7,115	5,775	1,340	23%	26,072	23,038	3,034	13%
Procurement services	12,697	9,906	2,791	28%	52,088	40,451	11,637	29%
Marketing and reservation system	126,962	117,380	9,582	8%	543,677	499,625	44,052	9%
Other	12,455	9,892	2,563	26%	42,791	36,438	6,353	17%
Total revenues	244,979	221,483	23,496	11%	1,041,304	941,297	100,007	11%

OPERATING EXPENSES

Selling, general and administrative	44,702	41,465	3,237	8%	170,027	165,821	4,206	3%
Depreciation and amortization	3,793	1,694	2,099	124%	14,330	6,680	7,650	115%
Marketing and reservation system	140,154	113,965	26,189	23%	534,266	479,400	54,866	11%
Total operating expenses	188,649	157,124	31,525	20%	718,623	651,901	66,722	10%

Impairment of goodwill	(4,289)	—	(4,289)	NM	(4,289)	—	(4,289)	NM
Gain on sale of assets, net	—	289	(289)	(100)%	82	257	(175)	(68%)

Operating income	52,041	64,648	(12,607)	(20)%	318,474	289,653	28,821	10%

OTHER INCOME AND EXPENSES, NET
Interest expense	11,188	11,155	33	0%	45,908	45,039	869	2%
Interest income	(2,234)	(1,643)	(591)	36%	(7,452)	(5,920)	(1,532)	26%
Other (gains) losses	2,792	(978)	3,770	(385)%	1,437	(3,229)	4,666	(145)%
Equity in net (income) loss of affiliates	(35)	1,333	(1,368)	(103)%	5,323	4,546	777	17%
Total other income and expenses, net	11,711	9,867	1,844	19%	45,216	40,436	4,780	12%

Income before income taxes	40,330	54,781	(14,451)	(26)%	273,258	249,217	24,041	10%
Income taxes	8,859	64,597	(55,738)	(86)%	56,903	126,890	(69,987)	(55)%
Net income (loss)	$31,471	$(9,816)	$41,287	421%	$216,355	$122,327	$94,028	77%

Basic earnings (loss) per share	$0.56	$(0.17)	$0.73	429%	$3.83	$2.16	$1.67	77%

Diluted earnings (loss) per share	$0.56	$(0.17)	$0.73	429%	$3.80	$2.15	$1.65	77%

Choice Hotels International, Inc. and Subsidiaries		Exhibit 2
Consolidated Balance Sheets
(Unaudited)

(In thousands, except per share amounts)	December 31,	December 31,
	2018	2017

ASSETS

Cash and cash equivalents	$26,642	$235,336
Accounts receivable, net	138,018	125,870
Other current assets	79,124	39,223
Total current assets	243,784	400,429

Intangible assets, net	271,188	100,492
Goodwill	168,996	80,757
Property and equipment, net	127,535	83,374
Investments in unconsolidated entities	109,016	134,226
Notes receivable, net of allowances	83,440	80,136
Investments, employee benefit plans, at fair value	19,398	20,838
Other assets	115,013	94,939

Total assets	$1,138,370	$995,191

LIABILITIES AND SHAREHOLDERS' DEFICIT

Accounts payable	$73,511	$67,839
Accrued expenses and other current liabilities	92,651	84,315
Deferred revenue	67,614	52,142
Current portion of long-term debt	1,097	1,232
Liability for guest loyalty program	83,566	79,123
Total current liabilities	318,439	284,651

Long-term debt	753,514	725,292
Deferred revenue	110,278	98,459
Liability for guest loyalty program	52,327	48,701
Deferred compensation & retirement plan obligations	24,212	25,566
Other liabilities	63,372	71,123

Total liabilities	1,322,142	1,253,792

Total shareholders' deficit	(183,772)	(258,601)

Total liabilities and shareholders' deficit	$1,138,370	$995,191

Choice Hotels International, Inc. and Subsidiaries		Exhibit 3
Consolidated Statements of Cash Flows
(Unaudited)

(In thousands)	Year Ended December 31,

	2018	2017
CASH FLOWS FROM OPERATING ACTIVITIES:

Net income	$216,355	$122,327

Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	14,330	6,680
Depreciation and amortization - marketing and reservation system	19,597	20,609
Franchise agreement acquisition cost amortization	9,239	7,191
Impairment of goodwill	4,289	—
Gain on sale of assets, net	(56)	(237)
Provision for bad debts, net	10,542	5,514
Non-cash stock compensation and other charges	15,986	22,857
Non-cash interest and other (income) loss	3,695	(772)
Deferred income taxes	(3,510)	57,106
Equity in net losses from unconsolidated joint ventures, less distributions received	7,389	6,579
Franchise agreement acquisition costs, net of reimbursements	(52,929)	(30,638)
Change in working capital & other, net of acquisition	(2,031)	40,158

NET CASH PROVIDED BY OPERATING ACTIVITIES	242,896	257,374

CASH FLOWS FROM INVESTING ACTIVITIES:
Investment in property and equipment	(47,673)	(23,437)
Investment in intangible assets	(1,803)	(2,517)
Business acquisition, net of cash acquired	(231,317)	—
Asset acquisitions, net of cash acquired	(3,179)	—
Proceeds from sales of assets	3,053	1,000
Contributions to equity method investments	(9,604)	(50,554)
Distributions from equity method investments	1,429	4,569
Purchases of investments, employee benefit plans	(2,895)	(2,447)
Proceeds from sales of investments, employee benefit plans	2,825	2,245
Issuance of notes receivable	(36,045)	(19,738)
Collections of notes receivable	4,997	655
Other items, net	(1,040)	109

NET CASH USED IN INVESTING ACTIVITIES	(321,252)	(90,115)

CASH FLOWS FROM FINANCING ACTIVITIES:
Net borrowings (repayments) pursuant to revolving credit facilities	20,600	(115,003)
Proceeds from the issuance of long-term debt	9,037	—
Principal payments on long-term debt	(603)	(660)
Debt issuance costs	(2,590)	—
Purchase of treasury stock	(148,679)	(9,807)
Dividends paid	(48,715)	(48,651)
Proceeds from transfer of interest in notes receivable	173	24,237
Proceeds from exercise of stock options	41,360	14,107

NET CASH USED IN FINANCING ACTIVITIES	(129,417)	(135,777)

Net change in cash and cash equivalents	(207,773)	31,482
Effect of foreign exchange rate changes on cash and cash equivalents	(921)	1,391
Cash and cash equivalents at beginning of period	235,336	202,463

CASH AND CASH EQUIVALENTS AT END OF PERIOD	$26,642	$235,336

CHOICE HOTELS INTERNATIONAL, INC AND SUBSIDIARIES										Exhibit 4
SUPPLEMENTAL OPERATING INFORMATION
DOMESTIC HOTEL SYSTEM
(UNAUDITED)

	For the Year Ended December 31, 2018			For the Year Ended December 31, 2017			Change

	Average Daily			Average Daily			Average Daily
	Rate	Occupancy	RevPAR	Rate	Occupancy	RevPAR	Rate	Occupancy		RevPAR

Comfort Inn	$94.73	65.2%	$61.72	$94.23	66.0%	$62.23	0.5%	(80)	bps	(0.8)%
Comfort Suites	97.64	69.7%	68.04	97.01	70.1%	67.96	0.6%	(40)	bps	0.1%
Sleep	84.71	65.2%	55.20	82.96	65.5%	54.35	2.1%	(30)	bps	1.6%
Quality	80.15	60.1%	48.20	79.25	59.8%	47.41	1.1%	30	bps	1.7%
Clarion	84.45	57.9%	48.90	84.62	59.3%	50.14	(0.2)%	(140)	bps	(2.5)%
Econo Lodge	63.44	54.7%	34.68	62.95	54.5%	34.29	0.8%	20	bps	1.1%
Rodeway	64.26	56.4%	36.21	64.51	56.0%	36.09	(0.4)%	40	bps	0.3%
WoodSpring Suites(1)	45.92	80.1%	36.77	42.44	80.5%	34.16	8.2%	(40)	bps	7.6%
MainStay	83.08	69.7%	57.89	76.70	68.4%	52.47	8.3%	130	bps	10.3%
Suburban	55.81	75.5%	42.16	51.76	76.0%	39.31	7.8%	(50)	bps	7.3%
Cambria Hotels	146.71	71.5%	104.84	137.86	73.8%	101.70	6.4%	(230)	bps	3.1%
Ascend Hotel Collection	126.86	58.0%	73.62	127.96	55.5%	71.05	(0.9)%	250	bps	3.6%
Total	$81.64	63.3%	$51.65	$80.44	63.4%	$51.02	1.5%	(10)	bps	1.2%

	For the Three Months Ended December 31, 2018			For the Three Months Ended December 31, 2017			Change

	Average Daily			Average Daily			Average Daily
	Rate	Occupancy	RevPAR	Rate	Occupancy	RevPAR	Rate	Occupancy		RevPAR

Comfort Inn	$89.35	60.2%	$53.74	$90.20	60.7%	$54.78	(0.9)%	(50)	bps	(1.9)%
Comfort Suites	92.59	65.7%	60.84	93.68	66.1%	61.90	(1.2)%	(40)	bps	(1.7)%
Sleep	81.14	60.8%	49.35	79.79	60.7%	48.45	1.7%	10	bps	1.9%
Quality	75.70	55.5%	41.98	75.31	54.9%	41.36	0.5%	60	bps	1.5%
Clarion	78.35	52.4%	41.02	82.90	51.7%	42.90	(5.5)%	70	bps	(4.4)%
Econo Lodge	60.79	50.6%	30.76	60.35	49.6%	29.93	0.7%	100	bps	2.8%
Rodeway	60.65	51.7%	31.33	60.57	50.5%	30.61	0.1%	120	bps	2.4%
WoodSpring Suites(1)	45.11	77.6%	35.00	43.40	78.5%	34.07	3.9%	(90)	bps	2.7%
MainStay	82.33	64.7%	53.30	76.89	64.6%	49.70	7.1%	10	bps	7.2%
Suburban	56.21	71.7%	40.29	51.01	72.5%	36.98	10.2%	(80)	bps	9.0%
Cambria Hotels	148.38	69.2%	102.61	140.44	70.3%	98.78	5.7%	(110)	bps	3.9%
Ascend Hotel Collection	119.78	56.2%	67.33	125.42	52.8%	66.25	(4.5)%	340	bps	1.6%
Total	$77.67	58.9%	$45.75	$77.39	58.7%	$45.43	0.4%	20	bps	0.7%

Effective Royalty Rate

	For the Quarter Ended		For the Year Ended
	12/31/2018	12/31/2017	12/31/2018	12/31/2017

System-wide(1)	4.81%	4.70%	4.75%	4.61%

(1) WoodSpring Suites was acquired on February 1, 2018, however, ADR, Occupancy, RevPAR and effective royalty rate reflect operating performance for the three months and year ended December 31, 2018 and 2017 as if the brand had been acquired on January 1, 2017

CHOICE HOTELS INTERNATIONAL, INC. AND SUBSIDIARIES							Exhibit 5
SUPPLEMENTAL HOTEL AND ROOM SUPPLY DATA
(UNAUDITED)

	December 31, 2018		December 31, 2017		Variance
	Hotels	Rooms	Hotels	Rooms	Hotels	Rooms	%	%

Comfort Inn	1,056	82,901	1,083	84,626	(27)	(1,725)	(2.5)%	(2.0)%
Comfort Suites	571	44,381	567	44,029	4	352	0.7%	0.8%
Sleep	393	27,962	384	27,410	9	552	2.3%	2.0%
Quality	1,636	126,533	1,542	120,227	94	6,306	6.1%	5.2%
Clarion	174	22,179	166	22,138	8	41	4.8%	0.2%
Econo Lodge	839	50,692	840	51,233	(1)	(541)	(0.1)%	(1.1)%
Rodeway	612	35,124	600	34,488	12	636	2.0%	1.8%
WoodSpring Suites	249	29,911	—	—	249	29,911	NM	NM
MainStay	63	4,268	60	4,249	3	19	5.0%	0.4%
Suburban	54	5,699	61	6,698	(7)	(999)	(11.5)%	(14.9)%
Cambria Hotels	40	5,685	36	4,917	4	768	11.1%	15.6%
Ascend Hotel Collection	176	14,693	162	13,000	14	1,693	8.6%	13.0%

Domestic Franchises	5,863	450,028	5,501	413,015	362	37,013	6.6%	9.0%
International Franchises	1,158	119,080	1,126	112,558	32	6,522	2.8%	5.8%
Total Franchises	7,021	569,108	6,627	525,573	394	43,535	5.9%	8.3%

CHOICE HOTELS INTERNATIONAL, INC. AND SUBSIDIARIES				Exhibit 6
SUPPLEMENTAL NON-GAAP FINANCIAL INFORMATION
(UNAUDITED)

HOTEL FRANCHISING REVENUES AND ADJUSTED HOTEL FRANCHISING MARGINS
(dollar amounts in thousands)	Three Months Ended December 31,		Year Ended December 31,
	2018	2017	2018	2017
Hotel Franchising Revenues:
Total Revenues	$244,979	$221,483	$1,041,304	$941,297
Adjustments:
Marketing and reservation system revenues	(126,962)	(117,380)	(543,677)	(499,625)
Non-hotel franchising activities	(3,553)	(2,847)	(14,257)	(10,818)
Hotel Franchising Revenues	$114,464	$101,256	$483,370	$430,854
Adjusted Hotel Franchising Margins:
Operating Margin:
Total Revenues	$244,979	$221,483	$1,041,304	$941,297
Operating Income	$52,041	$64,648	$318,474	$289,653
Operating Margin	21.2%	29.2%	30.6%	30.8%
Adjusted Hotel Franchising Margin:
Hotel Franchising Revenues	$114,464	$101,256	$483,370	$430,854

Operating Income	$52,041	$64,648	$318,474	$289,653
Mark to market adjustments on non-qualified retirement plan investments	(2,689)	978	(1,338)	3,192
Marketing and reservation system reimbursable surplus (deficit)	13,192	(3,415)	(9,411)	(20,225)
Acquisition related transition and transaction costs	1,334	3,654	6,864	4,032
Impairment of goodwill	4,289	—	4,289	—
Impairment of notes receivable	2,779	—	2,779	—
Acceleration of executive succession plan	—	57	—	12,021
Impairment of lease acquisition costs, net	—	—	—	(1,185)
Non-hotel franchising activities operating loss	2,216	1,995	9,430	10,315
Adjusted Hotel Franchising Operating Income	$73,162	$67,917	$331,087	$297,803

Adjusted Hotel Franchising Margins	63.9%	67.1%	68.5%	69.1%

ADJUSTED HOTEL FRANCHISING SELLING, GENERAL AND ADMINISTRATION EXPENSES
(dollar amounts in thousands)	Three Months Ended December 31,		Year Ended December 31,
	2018	2017	2018	2017
Total Selling, General and Administrative Expenses	$44,702	$41,465	$170,027	$165,821
Mark to market adjustments on non-qualified retirement plan investments	2,689	(978)	1,338	(3,192)
Acquisition related transition and transaction costs	(1,334)	(3,654)	(6,864)	(4,032)
Impairment of notes receivable	(2,779)	—	(2,779)	—
Acceleration of executive succession plan	—	(57)	—	(12,021)
Impairment of lease acquisition costs, net	—	—	—	1,185
Non-hotel franchising activities	(4,895)	(3,839)	(19,829)	(17,321)
Adjusted Hotel Franchising Selling, General and Administration Expenses	$38,383	$32,937	$141,893	$130,440

ADJUSTED EARNINGS BEFORE INTEREST, TAXES, DEPRECIATION AND AMORTIZATION ("EBITDA")
(dollar amounts in thousands)	Three Months Ended December 31,		Year Ended December 31,
	2018	2017	2018	2017
Net income (loss)	$31,471	$(9,816)	$216,355	$122,327
Income taxes	8,859	64,597	56,903	126,890
Interest expense	11,188	11,155	45,908	45,039
Interest income	(2,234)	(1,643)	(7,452)	(5,920)
Other (gains) losses	2,792	(978)	1,437	(3,229)
Equity in net (income) loss of affiliates	(35)	1,333	5,323	4,546
Depreciation and amortization	3,793	1,694	14,330	6,680
Gain (loss) on sale of land and building, net	—	(289)	(82)	(257)
Impairment of goodwill	4,289	—	4,289	—
Mark to market adjustments on non-qualified retirement plan investments	(2,689)	978	(1,338)	3,192
Marketing and reservation system reimbursable surplus (deficit)	13,192	(3,415)	(9,411)	(20,225)
Franchise agreement acquisition costs amortization	1,483	1,180	5,138	4,127
Impairment of notes receivable	2,779	—	2,779	—
Acceleration of executive succession plan	—	57	—	12,021
Impairment of lease acquisition costs, net	—	—	—	(1,185)
Acquisition related transition and transaction costs	1,334	3,654	6,864	4,032
Adjusted EBITDA	$76,222	$68,507	$341,043	$298,038

Hotel franchising	$77,564	$69,500	$346,615	$304,542
Non-hotel franchising activities	(1,342)	(993)	(5,572)	(6,504)
	$76,222	$68,507	$341,043	$298,038

ADJUSTED NET INCOME AND ADJUSTED DILUTED EARNINGS PER SHARE (EPS)

(dollar amounts in thousands, except per share amounts)	Three Months Ended December 31,		Year Ended December 31,
	2018	2017	2018	2017

Net income (loss)	$31,471	$(9,816)	$216,355	$122,327
Adjustments:
Marketing and reservation system reimbursable surplus (deficit)	10,465	(2,423)	(7,482)	(13,854)
Acceleration of executive succession plan	—	36	—	7,267
Impairment of goodwill	4,289	—	4,289	—
Impairment of notes receivable	2,195	—	2,195	—
Impairment of lease acquisition costs, net	—	—	—	(749)
Acquisition related transition and transaction costs	993	2,309	5,224	2,548
Debt restructuring costs	—	—	86	—
Transition costs on previously deferred foreign earnings and impact of tax legislation on deferred tax balances	—	48,359	874	48,359
Adjusted Net Income	$49,413	$38,465	$221,541	$165,898

Diluted Earnings (Loss) Per Share	$0.56	$(0.17)	$3.80	$2.15
Adjustments:
Marketing and reservation system reimbursable surplus (deficit)	0.18	(0.04)	(0.13)	(0.24)
Acceleration of executive succession plan	—	—	—	0.12
Impairment of goodwill	0.08	—	0.07	—
Impairment of notes receivable	0.04	—	0.04	—
Impairment of lease acquisition costs, net	—	—	—	(0.01)
Acquisition related transition and transaction costs	0.02	0.04	0.09	0.04
Debt restructuring costs	—	—	—	—
Transition costs on previously deferred foreign earnings and impact of tax legislation on deferred tax balances	—	0.85	0.02	0.85
Adjusted Diluted Earnings Per Share (EPS)	$0.88	$0.68	$3.89	$2.91

CHOICE HOTELS INTERNATIONAL, INC. AND SUBSIDIARIES	Exhibit 7
SUPPLEMENTAL INFORMATION - 2019 OUTLOOK
(UNAUDITED)

Guidance represents the midpoint of the company's range of estimated outcomes for the year ended December 31, 2019

ADJUSTED EBITDA FULL YEAR FORECAST
(dollar amounts in thousands)
Midpoint 2019 Guidance

Net income	$197,100
Income taxes	56,200
Interest expense	45,800
Interest income	(7,600)
Other (gains) losses	—
Depreciation and amortization	16,400
Gain on sale of assets, net	—
Franchise agreement acquisition costs amortization	6,700
Equity in net loss of affiliates	3,900
Marketing and reservation system reimbursable deficit	40,000
Mark to market adjustments on non-qualified retirement plan investments	—
Adjusted EBITDA	$358,500

ADJUSTED DILUTED EARNINGS PER SHARE (EPS) FULL YEAR FORECAST
(dollar amounts in thousands, except per share amounts)

Midpoint 2019 Guidance

Net income	$197,100
Adjustments
Marketing and reservation system reimbursable deficit	31,100
Adjusted Net Income	$228,200

Diluted Earnings Per Share	$3.51
Adjustments:
Marketing and reservation system reimbursable deficit	0.55
Adjusted Diluted Earnings Per Share (EPS)	$4.06